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                                     BY-LAWS
                                       of
                            Avalon Acquisition Corp.

                                    Article 1

                                  Stockholders


Section 1.01 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually at such place within or without the State of Delaware, at such time and on such date, as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

Section 1.02 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from, time to time by the Chairman or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

Section 1.03 Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than sixty days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

Section 1.04 Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.05 Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after such adjournment the

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Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

Section 1.06 Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the, transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

Section 1.07 Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any Corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

Section 1.08 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.09 Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

Section 1.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy


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shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


                                    Article 2

                                    Directors

Section 2.01 Number: Qualifications. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors, but shall not be more than nine or less than three. If at any time there are less than three stockholders, there may be the same number of directors as there are stockholders, Directors need not be stockholders of the Corporation.

Section 2.02 Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 2.03 Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

Section 2.04 Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or faxed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, way adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which

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the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

Section 2.05 Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.06 Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.07 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

Section 2.08 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors, Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series) and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not

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constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

Section 2.09 Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

Section 2.10 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies. the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

Section 2.11 Compensation. The Board of Directors may fix the compensation of directors.

                                    Article 3

                                    Officers

Section 3.01 Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chairman, President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers, with such titles as the Board of Directors shall designate by resolution, as the Board of Directors deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

Section 3.02 Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office. whether became of death. resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

Section 3.03 Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

Section 3.04 Powers and Duties of the Chairman. The Chairman shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business, affairs,


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administration and operations. The Chairman shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.05 Powers and Duties of the President. President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.06 Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.07 Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.08 Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.09 Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.



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                                    Article 4

                                      Stock

                  The shares of the Corporation shall be represented by certificates signed by the Chairman or the President or any Vice-President and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

                                    Article 5

                             Execution of Documents

                  All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                    Article 6

                                      Seal

                  The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware."


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                                    Article 7

                                   Fiscal Year

                  The fiscal year of the Corporation shall end on such date of each year as the Board of Directors may proscribe.

                                    Article 8

                                 Indemnification

The Corporation shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

                                    Article 9

                              Amendment of By-Laws

These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.


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                                   ASSIGNMENT

         ASSIGNMENT, dated as of May 13, 1998, made by Peach Street Partners, a California limited partnership ("Assignor") in favor of Avalon Acquisition Corp., Delaware corporation ("Assignee").

         Assignor is the holder of a 1 % interest (the "Interest") as a general partner in Irvine Meadows Amphitheater, a California general partnership.

         Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for itself and its successors and assigns, hereby transfers and assigns to Assignee, free and clear of any lien, claim, charge or other encumbrance, all of its right, title and interest in and to the Interest.

         Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this Assignment.

         Assignor, for itself, its successors and assigns, further covenants and agrees that, any time and from time to time forthwith upon the written request of the Assignee, Assignor will, at Assignee's expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all and every such further acts, assignments and transfers reasonably required or requested by the Assignee in order to assign, transfer, set over, convey, release, assure and confirm unto, and vest in, Assignee, its successors and assigns, all of the Interest.

         Assignor further covenants and agrees that the covenants herein contained shall be binding upon its successors and assigns and shall inure to the benefit of Assignee and its successors and assigns.

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         IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed and to be effective on May 13, 1998.

                                                   PEACH STREET PARTNERS, LTD.
                                                   by: (illegible)

                                                   /s/ Paul C. Heguess
                                                   ---------------------------
                                                   Name:  Paul C. Heguess
                                                   Title: President


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